Exhibit 10.1

LUMINEX CORPORATION
FORM AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is made by and between ______________ (the “Executive”) and Luminex Corporation, a Delaware corporation (“Luminex” or the “Company”) effective as of May 7, 2018 (the “Amendment Effective Date”).

WITNESSETH:

WHEREAS, the Company entered into an Employment Agreement (the “Employment Agreement”) with the Executive dated as of __________, 20__, as amended to date; and

WHEREAS, the Company and the Executive desire to amend the Employment Agreement to reimburse Executive for COBRA premiums and dental and vision coverage in connection with certain terminations of employment occurring after a change in control of the Company.

NOW, THEREFORE, for the reasons set forth above, the Company and the Executive hereby amend the first paragraph of Paragraph 3.3 of the Employment Agreement to provide that, as part of the Change in Control Payment (as defined therein) to the extent payable in accordance with the terms of the Employment Agreement, Luminex also shall pay (until the earlier of (A) the [first annual / eighteen month] anniversary of the termination of the Employment Agreement or (B) the date that Executive is eligible to be covered under a comparable or more favorable health plan of another Person (as defined therein)) (i) COBRA payments in respect of the continuation of health benefits for Executive, [his/her] spouse and [his/her] children and (ii) payments to fund dental and vision coverage for Executive, [his/her] spouse and [his/her] children comparable to the dental and vision coverage that they would have received if Executive had continued as an employee of Luminex. Notwithstanding the foregoing, if Luminex’s payment pursuant to the foregoing sentence would violate the nondiscrimination rules applicable to non-grandfathered plans, or result in the imposition of penalties under, the Patient Protection and Affordable Care Act of 2010 (“PPACA”) and related regulations and guidance promulgated thereunder, the parties agree to reform such sentence in such manner as is necessary to comply with PPACA.

Except as modified by this Amendment, the Employment Agreement shall remain in full force and effect. By signing below, each party acknowledges their acceptance of the terms of this Amendment.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Amendment Effective Date.

LUMINEX CORPORATION

By:    _________________________________
Its:    _________________________________

________________________________________
Executive